SECURITIES AND EXCHANGE COMMISSSION
                            Washington, D.C.  20549

                                   FORM 8-K
                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) October 24, 1997
                                                        ----------------


                           FRANKLIN ELECTRIC CO., INC.
                           ---------------------------

            (Exact name of registrant as specified in its charter)


           Indiana                    0-362                    35-0827455
---------------------------        -------------           -------------------
(State or other jurisdiction       (Commission              (I.R.S. Employer
      of incorporation)             File Number)           Identification No.)


        400 East Spring Street                             46714
          Bluffton, Indiana                              ----------
----------------------------------------                 (Zip Code)
(Address of Principal Executive Offices)


                                (219) 824-2900
             ----------------------------------------------------
             (Registrant's telephone number, including area code)


























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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

   On October 24, 1997, Franklin Electric Co., Inc. sold Oil Dynamics Inc.
(ODI), previously a wholly-owned subsidiary, to Baker Hughes Incorporated, an unrelated entity. The common stock of ODI was sold for $31.5 million, subject to post-closing adjustments. The Company estimates that it will recognize a gain, net of tax effect, of approximately $2 million from the sale of ODI. However, the final selling price is subject to post closing adjustments and the total amount of expenses resulting from the sale of ODI have not been finalized as of this time.

ITEM 7. FINANCIAL STATEMENTS

(b) Pro Forma Financial Information

      Unaudited pro forma condensed consolidated financial information reflecting the sale of ODI.

(c) Exhibits

EXHIBIT INDEX

  The Exhibits are indexed in accordance with the Exhibit Table of Item 601 of Regulation S-K. Exhibits not listed are omitted due to the absence of conditions under which they are required.

Number       Description
------       -----------

(2) Plan of acquisition, reorganization, arrangements, liquidation or succession
(99) Unaudited condensed consolidated pro forma financial information of the Company with respect to the disposition of ODI


                           SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Franklin Electric Co., Inc.
                                    ---------------------------
                                           (Registrant)




Date   November 10, 1997        By    Jess B. Ford
     -------------------------     ----------------------------
                                           (Signature)
                                      Jess B. Ford
                                      Vice President and
                                      Chief Financial Officer

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